UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of Earliest Event Reported): June 10, 2010
PROS Holdings, Inc.
(Exact Name of Registrant as Specified in its Charter)

Delaware	76-0168604
(State or Other Jurisdiction of Incorporation)	(I.R.S. Employer Identification No.)

3100 Main Street, Suite 900
Houston, TX, 77002	(713) 335-5151
(Address of principal executive offices)	(Registrant’s Telephone Number, including Area Code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17CFR230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17CFR240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17CFR240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders
SIGNATURES

Item 5.07. Submission of Matters to a Vote of Security Holders.
     On June 10, 2010, we held our annual meeting of stockholders. At the annual meeting, our stockholders:
(i)	elected two directors for a three year term expiring 2013; and

(ii)	ratified the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2010.
     A total of 23,940,908 shares of common stock were present in person or by proxy at the meeting, representing approximately 92% of the voting power of the Company entitled to vote.
          The nominees for directors were elected based upon the following votes:

	Votes	Votes	Broker
Name	For	Withheld	Non-votes
Albert E. Winemiller	21,401,945	429,789	2,109,174
Ronald F. Woestemeyer	21,435,514	396,220	2,109,174
          Greg B. Petersen, Timothy V. Williams and Mariette M. Woestemeyer continued their terms as Class I directors, with terms expiring in 2011 and Ellen Keszler and William Russell continued their terms as Class II directors, with terms expiring in 2012.
          Ratification of PricewaterhouseCoopers LLP as our independent registered public accounting firm was approved as follows:

Votes	Votes
For	Against	Abstain	Broker Non-votes
20,646,669	162,684	3,131,555	—

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PROS HOLDINGS, INC.
Date: June 14, 2010
/s/ Charles H. Murphy
Charles H. Murphy
Chief Financial Officer and Executive Vice President (Principal Accounting Officer)